EXHIBIT 99.1

BBX Capital Corporation Reports Financial Results

For the Second Quarter,  2018

FORT LAUDERDALE, Florida – August 6, 2018, BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) reported today its financial results for the quarter ended June 30, 2018.

Selected highlights of BBX Capital’s consolidated financial results include:

Second Quarter 2018 Compared to Second Quarter 2017:

•	Total consolidated revenues of $243.2 million vs. $217.7 million, an increase of 11.7%
•

Net income attributable to shareholders of $6.5 million vs. $12.7 million. Results for the second quarter of 2018 reflect a charge of $2.7 million related to a provisional tax adjustment associated with the enactment of the Tax Cuts and Jobs Act in December 2017 and the impact of $1.4 million of employee severance,  lease obligation costs and property and equipment impairment incurred by BBX Sweet Holdings.

•	Diluted earnings per share of $0.07 vs. $0.12
•	Diluted earnings per share for the second quarter of 2018 excluding the impact of the $2.7 million tax adjustment and $1.4 million of BBX Sweet Holdings’ expenses indicated above would have been $0.10
•	Free cash flow of $2.3 million vs. $10.2 million (1)
(1)

See the supplemental tables included in this release for a reconciliation of BBX Capital’s cash flow from operating activities to free cash flow.  Free cash flow is defined as cash provided by operating activities less capital expenditures for property and equipment.

Balance Sheet as of June 30, 2018 Compared to December  31, 2017:

•	Total consolidated assets of $1.7 billion vs. $1.6 billion
•	Total shareholders' equity of $547.6 million vs. $585.5 million
•	Fully diluted book value per share of $5.54 vs. $5.63

“On a corporate level, shareholders’ equity and fully diluted book value per share as of June 30, 2018 reflect the results of the Company’s repurchase of $60.0 million of Class A Common Shares through a tender offer completed in April 2018.  During the quarter, the Company purchased 6,486,486 shares of the Company’s Class A Common Stock at a purchase price of $9.25 per share.    The shares accepted for purchase by BBX Capital represented approximately 7.6% of the issued and outstanding shares of BBX Capital’s Class A Common Stock,” commented Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital.

“As we have stated each quarter,  our goal is to build long-term shareholder value as opposed to focusing on quarterly or annual earnings.  Since many of our assets do not generate income on a regular or predictable basis, our objective continues to be long-term growth as measured by increases in book value and intrinsic value over time,” Levan concluded.

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On June 13, 2018, the Company announced that its Board of Directors had declared a cash dividend payment of $0.01 per share on its Class A and Class B Common Stock, with a payment date of July 20, 2018, to all shareholders of record at the close of trading on June 29, 2018.  The Company previously indicated its intention to continue to declare regular quarterly dividends of $0.01 per share on its Class A and Class B Common Stock (an aggregate dividend per share of $0.04 annually).

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For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments and risks, please see BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2017, which is available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, and BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which will be available on the SEC's and BBX Capital’s websites upon filing with the SEC on August 6, 2018.

The following selected information relates to the operating activities of Bluegreen Vacations and BBX Capital’s Real Estate and Middle Market Divisions.

Bluegreen Vacations -  Selected Financial Data

Selected highlights of Bluegreen Vacations’ financial results include:

Second Quarter 2018 Compared to Second Quarter 2017:

•	Sales of VOIs of $68.6 million vs. $59.4 million
•	System-wide sales of VOIs of $172.0 million vs. $166.4 million (1)
•	Other fee-based services revenue of $30.4 million vs. $29.9 million
•	Income before income taxes of $39.4 million vs. $42.8 million
•	Adjusted EBITDA of $41.9 million vs. $43.2 million (2)
•	Free cash flow of $0.1 million vs. $14.5 million (3)
(1)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s Sales of VOIs to System-wide sales of VOIs.
(2)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s net income to Adjusted EBITDA.
(3)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s cash flow from operating activities to free cash flow.

In addition to BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and its Annual Report on Form 10-K for the year ended December 31, 2017,  more complete and detailed information regarding Bluegreen Vacations and its financial results, business, operations and risks can be found in Bluegreen Vacations’ press release reporting its financial results for the quarter ended June 30, 2018, and its filings with the SEC, which are available to view on the SEC's website, https://www.sec.gov, and on Bluegreen Vacations’ website, www.BluegreenVacations.com.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s financial results include:

Second Quarter 2018 Compared to Second Quarter 2017:

•	Revenues of $5.0 million vs. $3.5 million, an increase of 43%
•	Recoveries from previously charged off loans of $2.0 million vs. $1.0 million
•	Equity in (losses) earnings of unconsolidated real estate joint ventures of ($0.5 million) vs. $3.1 million
•	Income before income taxes of $1.6 million vs. $5.1 million

During the quarter ended June 30, 2018, BBX Capital Real Estate continued its development of the Beacon Lake Community in St. Johns County, Florida, with the closing of 39 developed lots to homebuilders, resulting in $3.3 million in revenues and $0.9 million of pre-tax profits. In addition, BBX Capital Real Estate generated significant income from its legacy asset portfolio during the quarter as a result of the repayment or settlement of commercial loans and the sale of commercial real estate. Equity in earnings/losses from unconsolidated real estate joint ventures was unfavorably impacted by the CC Homes Bonterra joint venture’s completion of sales in its 394-single-family home community development during late 2017.

BBX Capital Middle Market -  Selected Financial Data

BBX Capital Middle Market: Renin Holdings, LLC

Selected highlights of Renin Holdings, LLC’s (“Renin”) financial results include:

Second Quarter 2018 Compared to Second Quarter 2017:

•	Trade sales of $16.9 million vs. $17.8 million, a decrease of 5.1%
•	Gross margin of $2.9 million vs. $3.8 million
•	Gross margin percentage of 17.1% vs. 21.4%
•	Income before income taxes of $42,000 vs. $0.3 million
•	Adjusted EBITDA of $0.8 million vs $1.1 million (1)
(1)	See the supplemental tables included in this release for a reconciliation of Renin’s net income to Adjusted EBITDA.

Renin’s operating results for the quarter ended June 30, 2018 reflect higher sales to its retail customers, offset by higher promotional discounts and lower sales in its wholesale commercial business and its direct installation business.

BBX Capital Middle Market: BBX Sweet Holdings

Selected highlights of BBX Sweet Holdings, LLC’s (“BBX Sweet Holdings”) financial results include:

Second Quarter 2018 Compared to Second Quarter 2017:

•	Trade sales of $24.4 million vs. $10.5 million, an increase of 132.4%
•	Gross margin of $7.9 million vs. $2.2 million
•	Gross margin percentage of 32.4% vs. 21.0%
•	Loss before income taxes of ($3.9) million vs. ($4.3) million

The significant increase in BBX Sweet Holdings’ revenues and gross margins primarily resulted from its June 2017 acquisition of IT’SUGAR, a specialty candy retailer with 96 locations in 26 states and Washington, DC.  IT’SUGAR reported a loss before income taxes of $0.1 million for the quarter ended June 30, 2018 compared to earnings of $0.7 million for the month of June 2017,  which we believe reflects the seasonal nature of IT’SUGAR’s sales during late spring and early summer and the timing of the acquisition. In addition, BBX Sweet Holdings recognized $1.4 million in costs, including severance costs and lease obligations, in connection with the exit of its manufacturing facility in Utah and the reduction in headcount at its corporate office during 2018.

BBX Capital Middle Market: MOD Pizza

Selected highlights of BBX Capital’s MOD Pizza franchise operations include:

•	The opening of restaurant locations in Coral Springs, Florida and Kendall, Florida during 2018.
•	The establishment of a pipeline of restaurant locations, with an expectation of opening two to four additional locations during the remainder of 2018.

Non-GAAP Financial Measures:  The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, System-wide Sales of VOIs and Free Cash Flow.  Please see the supplemental tables for how these terms are defined and for reconciliations of such measures to the most comparable GAAP financial measures.

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About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose activities include its 90 percent ownership interest in

Bluegreen Vacations Corporation (NYSE: BXG) as well as its real estate and middle market divisions.  For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is  a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in top leisure and urban destinations. The Bluegreen Vacation Club is a  flexible, points-based, deeded vacation ownership plan with approximately 215,000 owners, 69 Club and Club Associate Resorts and access to more than 11,100 other hotels and resorts through partnerships and exchange networks as of June 30, 2018. Bluegreen Vacations also offers a  portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is 90% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB),  a diversified holding company. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300,  Email: LHinkley@BBXCapital.com

Media Relations Contacts: Kip Hunter Marketing, 954-765-1329, Nicole Lewis / Elysia Volpe
Email: nicole@kiphuntermarketing.com,  elysia@kiphuntermarketing.com

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This press release contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements.  Forward-looking statements may be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control and the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance. Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the development, operation, management and investment in residential and commercial real estate, the resort development and vacation ownership industries in which Bluegreen operates, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates as well as the pizza franchise and fast-casual restaurant industry in which the Company recently commenced activities with its MOD

Pizza restaurants.  Risks and uncertainties include, without limitation, the risks and uncertainties affecting BBX Capital and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, long term growth, and increased value; the performance of entities in which BBX Capital has made investments may not be profitable or perform as anticipated; BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations; BBX Capital’s subsidiaries may not be in a position to pay dividends, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary’s board of directors or managers; the risks relating to acquisitions, including acquisitions in diverse activities, including the risk that they will not perform as expected and will adversely impact the Company’s results; risks relating to the monetization of BBX Capital’s legacy assets; and risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries. The Company’s investment in Bluegreen Vacations Corporation exposes the Company to risks of Bluegreen’s business and risks inherent in the vacation ownership industry, as well as other risks relating to the ownership of Bluegreen’s common stock, including those described in Bluegreen’s Annual and Quarterly Reports filed with the SEC.  In addition, with respect to BBX Capital’s Real Estate and Middle Market Division, the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and the risk that contractual commitments may not be completed on the terms provided or at all; risks relating to acquisition and performance of operating businesses, including integration risks, risks regarding achieving profitability,  foreign currency transaction risk, goodwill and other intangible impairment risks, risks relating to restructurings and restated charges, and the risk that assets may be disposed of at a loss; and risks related to the Company’s MOD Pizza franchise activities, including that stores may not be opened when or in the number expected and that the stores once opened may not be profitable or otherwise perform as expected. Reference is also made to the other risks and uncertainties described in BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and its Annual Report on Form 10-K for the year ended December 31, 2017.  The Company cautions that the foregoing factors are not exclusive.

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended June  30, 2018 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$68,573	-	-	-	-	-	68,573
Fee-based sales commissions	60,086	-	-	-	-	-	60,086
Other fee-based services	30,391	-	-	-	-	-	30,391
Cost reimbursements	14,059	-	-	-	-	-	14,059
Trade sales	-	-	16,890	24,374	2,649	(5)	43,908
Sales of real estate inventory	-	3,250	-	-	-	-	3,250
Interest income	21,118	301	-	15	430	(1,200)	20,664
Net gains on sales of
real estate assets	-	733	-	-	-	-	733
Other revenue	710	710	-	32	245	(135)	1,562
Total revenues	194,937	4,994	16,890	24,421	3,324	(1,340)	243,226

Costs and Expenses:
Cost of VOIs sold	6,789	-	-	-	-	-	6,789
Cost of other fee-based services	16,634	-	-	-	-	-	16,634
Cost reimbursements	14,059	-	-	-	-	-	14,059
Cost of trade sales	-	-	13,998	16,484	1,178	(5)	31,655
Cost of real estate inventory sold	-	2,381	-	-	-	-	2,381
Interest expense	8,495	-	174	99	2,835	(1,200)	10,403
Recoveries from loan losses, net	-	(1,981)	-	-	-	-	(1,981)
Asset impairments, net	-	104	-	-	-	-	104
Selling, general and
administrative expenses	109,580	2,377	2,639	11,772	15,330	(135)	141,563
Total costs and expenses	155,557	2,881	16,811	28,355	19,343	(1,340)	221,607

Equity in net losses of
unconsolidated real
estate joint ventures	-	(488)	-	-	-	-	(488)
Foreign exchange loss	-	-	(37)	-	-	-	(37)
Income (loss) before income taxes	$39,380	1,625	42	(3,934)	(16,019)	-	21,094

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended June 30, 2017 (in thousands):

	Reportable Segments
		BBX Capital			Corporate		As Adjusted
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total (1)
Revenues:
Sales of VOIs	$59,405	-	-	-	-	-	59,405
Fee-based sales commissions	63,915	-	-	-	-	-	63,915
Other fee-based services	29,935	-	-	-	-	-	29,935
Cost reimbursements	11,893	-	-	-	-	-	11,893
Trade sales	-	-	17,766	10,547	-	-	28,313
Interest income	21,991	636	-	1	247	(2,000)	20,875
Net gains on sales of
real estate assets	-	1,884	-	-	-	-	1,884
Other revenue	244	968	-	3	329	(98)	1,446
Total revenues	187,383	3,488	17,766	10,551	576	(2,098)	217,666

Costs and Expenses:
Cost of VOIs sold	1,749	-	-	-	-	-	1,749
Cost of other fee-based services	15,374	-	-	-	-	-	15,374
Cost reimbursements	11,893	-	-	-	-	-	11,893
Cost of trade sales	-	-	13,967	8,332	-	-	22,299
Interest expense	8,077	-	102	86	3,008	(2,000)	9,273
Recoveries from loan losses, net	-	(999)	-	-	-	-	(999)
Asset impairments, net	-	58	-	-	-	-	58
Selling, general and
administrative expenses	107,488	2,372	3,024	6,437	16,187	(98)	135,410
Total costs and expenses	144,581	1,431	17,093	14,855	19,195	(2,098)	195,057

Equity in net earnings of
unconsolidated real
estate joint ventures	-	3,087	-	-	-	-	3,087
Foreign exchange loss	-	-	(398)	-	-	-	(398)
Income (loss) before income taxes	$42,802	5,144	275	(4,304)	(18,619)	-	25,298

(1)	See Note 1: Recently Adopted Accounting Pronouncements within the June 30, 2018 quarterly report on Form 10-Q for further discussion.

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the six months ended June 30, 2018 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$124,714	-	-	-	-	-	124,714
Fee-based sales commissions	105,940	-	-	-	-	-	105,940
Other fee-based services	58,415	-	-	-	-	-	58,415
Cost reimbursements	30,260	-	-	-	-	-	30,260
Trade sales	-	-	31,875	46,236	4,182	(7)	82,286
Sales of real estate inventory	-	9,659	-	-	-	-	9,659
Interest income	42,240	1,834	-	31	876	(2,400)	42,581
Net gains on sales of
real estate assets	-	4,802	-	-	-	-	4,802
Other revenue	891	1,449	-	54	521	(304)	2,611
Total revenues	362,460	17,744	31,875	46,321	5,579	(2,711)	461,268

Costs and Expenses:
Cost of VOIs sold	8,601	-	-	-	-	-	8,601
Cost of other fee-based services	34,045	-	-	-	-	-	34,045
Cost reimbursements	30,260	-	-	-	-	-	30,260
Cost of trade sales	-	-	26,148	31,165	1,785	(7)	59,091
Cost of real estate inventory sold	-	6,628	-	-	-	-	6,628
Interest expense	16,262	-	332	188	5,212	(2,400)	19,594
Recoveries from loan losses, net	-	(6,794)	-	-	-	-	(6,794)
Asset impairments, net	-	149	-	187	-	-	336
Selling, general and
administrative expenses	203,129	4,861	5,398	23,408	30,426	(304)	266,918
Total costs and expenses	292,297	4,844	31,878	54,948	37,423	(2,711)	418,679

Equity in net earnings of
unconsolidated real
estate joint ventures	-	792	-	-	-	-	792
Foreign exchange gain	-	-	15	-	-	-	15
Income (loss) before income taxes	$70,163	13,692	12	(8,627)	(31,844)	-	43,396

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the six months ended June 30, 2017 (in thousands):

	Reportable Segments
		BBX Capital			Corporate		As Adjusted
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total (1)
Revenues:
Sales of VOIs	$113,641	-	-	-	-	-	113,641
Fee-based sales commissions	109,069	-	-	-	-	-	109,069
Other fee-based services	56,056	-	-	-	-	-	56,056
Cost reimbursements	26,563	-	-	-	-	-	26,563
Trade sales	-	-	34,983	16,669	-	-	51,652
Interest income	44,377	1,218	-	2	433	(4,000)	42,030
Net gains on sales of
real estate assets	-	1,686	-	-	-	-	1,686
Other revenue	(1)	2,059	-	11	573	(239)	2,403
Total revenues	349,705	4,963	34,983	16,682	1,006	(4,239)	403,100

Costs and Expenses:
Cost of VOIs sold	4,908	-	-	-	-	-	4,908
Cost of other fee-based services	31,481	-	-	-	-	-	31,481
Cost reimbursements	26,563	-	-	-	-	-	26,563
Cost of trade sales	-	-	27,822	14,073	-	-	41,895
Interest expense	15,721	-	181	171	6,024	(4,000)	18,097
Recoveries from loan losses, net	-	(4,093)	-	-	-	-	(4,093)
Asset impairments, net	-	45	-	-	-	-	45
Net gains on cancellation of
junior subordinated debentures	-	-	-	-	(6,929)	-	(6,929)
Reimbursement of litigation
costs and penalty	-	-	-	-	(9,606)	-	(9,606)
Selling, general and
administrative expenses	197,323	4,902	5,805	9,826	31,099	(239)	248,716
Total costs and expenses	275,996	854	33,808	24,070	20,588	(4,239)	351,077

Equity in net earnings of
unconsolidated real
estate joint ventures	-	6,323	-	-	-	-	6,323
Foreign exchange loss	-	-	(207)	-	-	-	(207)
Income (loss) before income taxes	$73,709	10,432	968	(7,388)	(19,582)	-	58,139

(1)	See Note 1: Recently Adopted Accounting Pronouncements within the June 30, 2018 quarterly report on Form 10-Q for further discussion.

The following supplemental table presents Bluegreen’s System-wide sales of VOIs  (1) for the three and six months ended June 30, 2018 and 2017 as well as a reconciliation of Bluegreen’s Sales of VOIs to its System-wide sales of VOIs (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Sales of VOIs	$68,573	59,405	124,714	113,641
Provision for loan losses	13,454	13,333	21,473	22,542
Gross Sales of VOI's	82,027	72,738	146,187	136,183
Plus: Fee-based sales	89,934	93,612	158,618	159,793
System-wide sales of VOIs, net	$171,961	166,350	304,805	295,976

(1)    System-wide Sales of VOIs is a non-GAAP measure and represents all sales of VOIs, whether owned by Bluegreen or a third party immediately prior to the sale. Sales of VOIs owned by third parties are transacted as sales of VOIs in Bluegreen’s Vacation Club through the same selling and marketing process it uses to sell its VOI inventory. Bluegreen considers system-wide sales of VOIs to be an important operating measure because it reflects all sales of VOIs by its sales and marketing operations without regard to whether Bluegreen or a third party owned such VOI inventory at the time of sale. System-wide sales of VOIs should not be considered as an alternative to sales of VOIs or any other measure of financial performance derived in accordance with GAAP or to any other method of analyzing results as reported under GAAP.

The following supplemental table represents BBX Capital’s free cash flow  (1) for the three and six months ended June 30, 2018 and 2017 as well as a reconciliation of cash flow from operating activities to free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flow from operating activities	$14,311	14,633	12,629	17,420
Capital expenditures for property and equipment	(11,998)	(4,479)	(20,073)	(8,378)
Free cash flow	$2,313	10,154	(7,444)	9,042

The following supplemental table represents Bluegreen’s free cash flow (1) for the three and six months ended June 30, 2018 and 2017 as well as a reconciliation of Bluegreen’s cash flows from operating activities to its free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flow from operating activities	$9,752	16,849	23,215	24,021
Capital expenditures for property and equipment	(9,643)	(2,379)	(15,105)	(5,407)
Free cash flow	$109	14,470	8,110	18,614

(1)    Free cash flow is a non-GAAP measure and is defined as cash provided by operating activities less capital expenditures for property and equipment. The Company and Bluegreen focus on the generation of free cash flow. The Company considers free cash flow to be a useful supplemental measure of the Company’s and Bluegreen’s ability to generate cash flow from operations and is a supplemental measure of liquidity.  Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of free cash flow may differ from the methodology utilized by other companies. Investors are cautioned that the item excluded from free cash flow is a  significant component in understanding and assessing the Company’s financial performance.

The following supplemental table presents Bluegreen’s EBITDA and Adjusted EBITDA,  (1) defined below, for the three and six months ended June 30, 2018 and 2017, as well as a reconciliation of Bluegreen’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$30,027	27,510	53,609	47,806
Provision for income taxes	9,353	15,292	16,554	25,903
Income before income taxes	39,380	42,802	70,163	73,709
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(1,381)	(2,091)	(2,816)	(4,195)
Interest expense	3,873	3,533	6,930	6,871
Franchise taxes	43	28	124	55
Depreciation and amortization	2,989	2,309	5,917	4,669
Bluegreen EBITDA	44,904	46,581	80,318	81,109
EBITDA attributable to the noncontrolling
interest in Bluegreen/Big Cedar Vacations	(3,292)	(3,413)	(5,884)	(5,973)
(Gain) loss on assets held-for-sale	11	18	(9)	40
Corporate realignment costs	275	-	751	-
Adjusted EBITDA	$41,898	43,186	75,176	75,176

(1)  Bluegreen’s EBITDA is defined as earnings or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), income and franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

Bluegreen’s Adjusted EBITDA is defined as EBITDA adjusted for amounts attributable to noncontrolling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the Company believes are not representative of ongoing operating results.

The Company considers Bluegreen’s EBITDA and Adjusted EBITDA to be an indicator of Bluegreen’s operating performance, and they are used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Bluegreen’s Adjusted EBITDA to be a useful supplemental measure of Bluegreen’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Bluegreen's financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of Bluegreen’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Bluegreen’s financial performance.

The following supplemental table presents Renin’s EBITDA and Adjusted EBITDA,  (1) defined below, for the three and six months ended June  30, 2018 and 2017, as well as a reconciliation of Renin’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income from Renin	$42	195	$12	738
Provision from income taxes	-	80	-	230
Income before income taxes	42	275	12	968
Add/(Less):
Interest expense	174	102	332	181
Depreciation and amortization	499	369	1,002	692
EBITDA	715	746	1,346	1,841
Foreign exchange loss (gain)	37	398	(15)	207
Adjusted EBITDA	$752	1,144	$1,331	2,048

(1)  Renin’s EBITDA is defined as its earnings, or net income, before taking into account interest expense, income taxes, and depreciation and amortization, including the amortization of product displays provided to customers for marketing purposes that are presented as a reduction of trade sales under GAAP.

Renin’s Adjusted EBITDA is defined as EBITDA adjusted for foreign exchange gains and losses, as exchange rates may vary significantly among companies.

The Company considers Renin’s EBITDA and Adjusted EBITDA to be an indicator of Renin’s operating performance, and they are used to measure Renin’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.

The Company considers Renin’s Adjusted EBITDA to be a useful supplemental measure of Renin’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Renin’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of Renin’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Renin’s financial performance.